UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2015

Unwired Planet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16073	94-3219054
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 First Street, First Floor

Los Altos, California 94022

(Address of Principal Executive Offices) (Zip Code)

(650) 518-7111

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 2, 2015, Dean Witter III resigned from his position as Interim Chief Financial Officer of Unwired Planet, Inc., a Delaware corporation (“Unwired Planet” or the “Company”) effective November 2, 2015.

Effective upon Mr. Witter’s resignation, James D. Wheat was appointed to serve as the Company’s Chief Financial Officer. Mr. Wheat’s compensation terms are set forth in an offer letter dated October 30, 2015 (the “Offer Letter.”)

Mr. Wheat, age 57, previously served as Chief Financial Officer (“CFO”) of ASSIA, Inc., a privately-held developer of broadband optimization solutions, from January 2013 to November 2015. From April 2008 to May 2012, Mr. Wheat served as CFO at Silicon Graphics (formerly Rackable Systems), a global provider of compute, storage, and data center solutions to the scientific, technical, and business communities. From 2006 to 2008, Mr. Wheat served as Vice President and Corporate Controller at Lam Research. He previously held senior finance positions at Sybase, Inc., an enterprise software company, and at various other public and private companies including Tele-Video, Sunterra Corporation, Raychem, Core-Mark International, Spectra Physics and Honeywell. Mr. Wheat holds a B.B.A. in Accounting and Business from the University of Michigan and a Masters of Business Administration from the Wharton School of the University of Pennsylvania and is a Certified Public Accountant in California.

Under the terms of his Offer Letter, Mr. Wheat will be paid a base salary at the rate of $290,000 per year. In addition, Mr. Wheat received a grant of an option to acquire 500,000 shares of the Company’s common stock. Mr. Wheat’s employment with the Company shall be at-will, terminable by either the Company or Mr. Wheat at any time and for any reason, with or without cause; provided that in the event Mr. Wheat’s employment is terminated by the Company without cause (other than as a result of his death or disability) or by him for good reason, Mr. Wheat will be entitled to certain severance benefits, as set forth in his offer letter. In addition, the Company will provide indemnification to Mr. Wheat subject to the terms of the Company’s standard form of directors and officers indemnity agreement, a copy of which was filed with the Securities and Exchange Commission on the Company’s Form 10-K filed on September 28, 2001.

Other than as set out in the Offer Letter and as described above, there are (a) no understandings or arrangements between Mr. Wheat and any other person pursuant to which he will be appointed as CFO of the Company and (b) Mr. Wheat has no material interest in any transaction or proposed transaction in which the Company is or is to be a party. Mr. Wheat has no family relationship with any director or executive officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unwired Planet, Inc.

Dated: November 5, 2015	By:	/s/ Noah D. Mesel
	Name:	Noah D. Mesel
	Title:	EVP and General Counsel